Exhibit 10.23
INDEMNITY ESCROW AGREEMENT
     This INDEMNITY ESCROW AGREEMENT (this “Agreement”), dated as of April 8, 2010, is made by and among Younan Properties, Inc., a Maryland corporation (the “REIT”), Younan Properties, L.P., a Maryland limited partnership and subsidiary of the REIT (the “Operating Partnership” and collectively with the REIT, the “Consolidated Entities”), and the REIT, acting in the capacity of escrow agent (the “Escrow Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indemnity Agreement (as defined below).
     WHEREAS, the REIT, the Operating Partnership and the Principal are parties to that certain Representation, Warranty and Indemnity Agreement, dated as of April 8, 2010 and effective as of even date herewith (the “Indemnity Agreement”);
     WHEREAS, the Indemnity Agreement contains, among other things, certain representations and warranties of the Principal and indemnities with respect thereto, and contemplates the deposit of the Indemnity Holdback Amount by the REIT and the Operating Partnership into an Indemnity Holdback Escrow;
     WHEREAS, the indemnification procedures governing the indemnification obligations of the Principal are set forth in the Indemnity Agreement; and
     WHEREAS, the parties wish to establish the Indemnity Holdback Escrow pursuant to this Agreement, and the Escrow Agent has agreed to hold and to release the Indemnity Holdback Amount (as reduced by any disbursements hereunder, the “Escrow Fund”) pursuant to the terms of this Agreement.
     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:
     1. ESCROW FUND. In accordance with the Indemnity Agreement, the Principal shall deposit the Indemnity Holdback Amount into the Indemnity Holdback Escrow in the form of cash, REIT Shares and/or OP Units, at the Principal’s election, in escrow with the Escrow Agent as of the date hereof. OP Units and REIT Shares constituting any portion of the Indemnity Holdback Amount and any other securities received by the Escrow Agent in respect thereof are referred to herein as “Escrow Securities.”
     2. INVESTMENT. The Escrow Agent shall promptly invest any cash portion of the Escrow Fund not being disbursed, provided that such investments (i) shall be obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, or in certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with equity capital exceeding $500,000,000 (collectively “Permitted Investments”) or in money market funds which are invested solely in Permitted Investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to this Agreement and the Indemnity Agreement.

     3. EARNINGS. Notwithstanding anything herein to the contrary, all interest and earnings on the cash portion of the Escrow Fund and all dividends and distributions in respect of the Escrow Securities, whether in cash, additional OP Units or REIT Shares (including but not limited to REIT Shares received with respect to a dividend reinvestment plan) or other property received by the Escrow Agent shall not be part of the Escrow Fund, but shall be the property of the Principal and shall be distributed currently to the Principal; provided, that stock dividends made to effect stock splits or similar events in respect of any Escrow Securities shall be retained by the Escrow Agent as part of the Escrow Fund. In the event that Escrow Securities are reclassified or otherwise changed into or exchanged for other securities, property or cash pursuant to any merger, consolidation, sale of assets and liquidation or other transaction, the securities, cash or other property received by the Escrow Agent in respect of the Escrow Securities shall be retained by it as part of the Escrow Fund. The provisions of this Section 3 shall apply to successive distributions. Such stock dividends so made or any securities, property or cash so reclassified or exchanged in respect of an OP Unit or a REIT Share shall be valued in the aggregate at the IPO Price, and any such successive stock dividends, reclassifications or exchanges shall be similarly valued.
     4. VOTING. The Principal shall have the right to vote all of the amount of the Escrow Securities. The Escrow Agent will forward to the Principal all notices of shareholders’ meetings, proxy statements and reports to shareholders received by the Escrow Agent in respect of (x) the Escrow Securities or (y) the Principal and will either (i) vote the Escrow Securities only in accordance with written instructions received from the Principal or (ii) forward to the Principal a signed proxy (with power of substitution) enabling the Principal to vote such Escrow Securities.
     5. DISBURSEMENTS OF ESCROW FUND. From time to time, the Escrow Agent shall disburse all or part of the Escrow Fund in accordance with any written instruction from the REIT or the Operating Partnership (which shall include the amounts of each form of consideration to be disbursed, the person(s) to whom the disbursement is to be made), provided that an officer of the REIT or the Operating Partnership certifies that such disbursement instructions (i) have been approved in accordance with Section 4.03 of the Indemnity Agreement, or (ii) represent a distribution to the Principal in accordance with Section 4.04 of the Indemnity Agreement. To the extent a disbursement is made in REIT Shares or OP Units, such disbursement shall be determined at a price per REIT Share or OP Unit equal to the IPO Price. To the extent that any disbursement is made pursuant to this Agreement in the form of Escrow Securities, the Consolidated Entities will purchase (at the IPO Price) such number of the securities as will permit the Escrow Agent to distribute cash in lieu of any fractional shares or OP Units.
     6. TERMINATION OF ESCROW FUND. Upon distribution of the entire amount of the Escrow Fund, the Indemnity Holdback Escrow shall terminate, and the Escrow Agent shall give the Consolidated Entities notice to such effect.
     7. LIABILITY AND COMPENSATION OF ESCROW AGENT.
          (a) The duties and obligations of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall, in determining its duties hereunder, be under no obligation to refer to any other documents between or among the parties related in any way to this Agreement (except to the extent that this Agreement specifically refers to or incorporates by reference provisions of any other document, including the Indemnity Agreement). The Consolidated Entities shall indemnify and hold the Escrow Agent harmless from and against any and all liability and expense which may arise out of any action taken or omitted by the Escrow Agent, except such liability and expense as may result from the gross negligence or willful misconduct of the Escrow Agent. The reasonable costs and expenses of the Escrow Agent to enforce its indemnification rights under this Section 7(a) shall also be paid by the Consolidated Entities. The Escrow Agent’s indemnification rights under this Section 7 shall survive the termination of this Agreement and removal or resignation of the Escrow Agent. With respect to any claims or actions against the Escrow Agent which are indemnified by the Consolidated Entities under this Section 7, the Consolidated Entities shall have the right to retain sole control over the defense, settlement, investigation and preparation related to such claims or actions; provided, that (i) the Escrow Agent may employ its own counsel to defend such a claim or action if it reasonably concludes, based on the advice of counsel, that there are defenses available to it which are different from or additional to those available to the Operating Partnership, and (ii) neither the Operating Partnership nor the Escrow Agent shall settle or compromise any such claim or action without the consent of the other, which consent shall not be unreasonably withheld or delayed.
          (b) The Escrow Agent shall not be liable to any person by reason of any error of judgment or for any act done or step taken or omitted by it, or for any mistake of fact or law or anything which it may do or refrain from doing in connection herewith, unless caused by or arising out of its own gross negligence or willful misconduct.
          (c) The Escrow Agent shall be entitled to rely on, and shall be protected in acting in reliance upon, any instructions or directions furnished to it in writing signed by the REIT or the Operating Partnership (so long as the instructions include a certificate signed by an officer that the instruction or direction has been given in compliance with any approval procedures required under the Indemnity Agreement) and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by the REIT or the Operating Partnership, and believed by the Escrow Agent to be genuine and to have been signed and presented by the proper party or parties. In performing its obligations hereunder, the Escrow Agent may consult with its counsel and shall be entitled to rely on, and shall be protected in acting in reliance upon, the advice or opinion of such counsel.
          (d) The Escrow Agent shall not be entitled to compensation for the services to be rendered by the Escrow Agent hereunder nor shall the Escrow Agent be reimbursed for any costs or expenses incurred by it in connection with the performance of such services.
          (e) The Escrow Agent may resign at any time by giving sixty (60) days written notice to the Consolidated Entities; provided that such resignation shall not be effective unless and until a successor Escrow Agent has been appointed and accepts such position pursuant to the terms of this Section 7; and provided further that any such successor agent shall be entitled to customary fees and reimbursement of expenses for providing its services hereunder. In such event, the Consolidated Entities (with the approval of the Principal) shall appoint a successor Escrow Agent or, if the Consolidated Entities do not do so within sixty (60) days after such notice, the Escrow Agent shall be entitled to (i) appoint its own successor, provided that such successor is reasonably acceptable to the Consolidated Entities or (ii) at the expense of the Consolidated Entities, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. Such appointment, whether by the Consolidated Entities or the Escrow Agent shall be effective on the effective date of the aforesaid resignation (the “Indemnity Transfer Date”). On the Indemnity Transfer Date, all right title and interest to the Escrow Fund, including interest thereon, shall be transferred to the successor Escrow Agent and this Agreement shall be assigned by the Escrow Agent to such successor Escrow Agent, and thereafter, the resigning Escrow Agent shall be released from any further obligations hereunder. The Escrow Agent shall continue to serve until its successor is appointed, accepts this Agreement and receives the transferred Escrow Fund.
          (f) The Escrow Agent shall not have any right, claim or interest in any portion of the Escrow Fund except in its capacity as Escrow Agent hereunder.
     8. TAXES. The parties agree to treat the Escrow Fund, and all amounts earned on the Escrow Fund, as owned or earned, as applicable, by the Principal and not the REIT or the Operating Partnership and to file all tax returns on a basis consistent with such treatment. All earnings, dividends, distributions, interest and gains earned or realized (“Earnings”) on the Escrow Fund shall be distributed to the Principal as provided in Section 3. All voting rights with respect to the Escrow Securities shall be exercised by the Principal as provided in Section 4. The Escrow Agent shall be entitled to deduct and withhold from the amounts distributable pursuant to this Agreement to the Principal such amounts required to be deducted and withheld with respect to the making of such distributions under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been distributed to the Principal.
     9. REPRESENTATIONS AND WARRANTIES. Each of the REIT, the Operating Partnership and the Escrow Agent represents and warrants to the other parties hereto that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; that the execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary action; that this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity; and that the execution, delivery and performance of this Agreement will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which it is a party or it or its properties or assets may be bound.
     10. BENEFIT; SUCCESSOR AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but shall not be assignable by any party hereto without the written consent of all of the other parties hereto; provided, however, that the Escrow Agent may assign its rights hereunder to a successor Escrow Agent appointed hereunder in accordance with Section 7.

Except for the persons specified in the preceding sentence, this Agreement is not intended to confer on any person not a party hereto any rights or remedies hereunder.
     11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when actually received and shall be given by a nationally recognized overnight courier delivery service, certified first class mail or by facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Escrow Agent:
Younan Properties, Inc.
21700 Oxnard Street, Suite 800
Woodland Hills, California 91367
Attention: Chief Executive Officer
Facsimile: (818) 703-5907
Telephone: (818) 703-9600
If to the REIT or the Operating Partnership, to it at:
Younan Properties, Inc.
21700 Oxnard Street, Suite 800
Woodland Hills, California 91367
Attention: Chief Executive Officer
Facsimile: (818) 703-5907
Telephone: (818) 703-9600
Any party may designate such other address in writing to all the other parties hereto.
     12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflict of laws principles.
     13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     14. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     15. SEVERABILITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.
     16. ENTIRE AGREEMENT; MODIFICATION AND WAIVER. This Agreement and the Indemnity Agreement embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings relating to the subject matter hereof. Notwithstanding the preceding sentence, the parties hereto acknowledge that the Escrow Agent is not a party to nor is it bound by the Indemnity Agreement. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless (i) it is made in a writing signed by the Escrow Agent, the REIT and the Operating Partnership, and (ii) an officer of the Consolidated Entities certifies in writing that the amendment has been approved by the Principal. No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay by any party to or any beneficiary of this Agreement in the exercise of any of its rights or remedies shall operate as a waiver thereof, and no single or partial exercise by any party to or any beneficiary of this Agreement of any such right or remedy shall preclude any other or further exercise thereof. A waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CONSOLIDATED ENTITIES

YOUNAN PROPERTIES, INC.
a Maryland corporation

By:	/s/ Zaya S. Younan
Name:	Zaya S. Younan
Title:	President

YOUNAN PROPERTIES, L.P.
a Maryland limited partnership

By:	Younan Properties, Inc.
a Maryland corporation
Its General Partner

	By:	/s/ Zaya S. Younan
	Name:	Zaya S. Younan
	Title:	President

ESCROW AGENT

YOUNAN PROPERTIES, INC.
a Maryland corporation

By:	/s/ Zaya S. Younan
Name:	Zaya S. Younan
Title:	President